Exhibit 10.1

THIRD AMENDMENT TO THE
AMCOL INTERNATIONAL CORPORATION
NONQUALIFIED DEFERRED COMPENSATION PLAN
(as amended and restated effective as of January 1, 2008)

WHEREAS, pursuant to Section 12.2 of the AMCOL International Corporation Nonqualified Deferred Compensation Plan, as amended and restated effective as of January 1, 2008 (the “Plan”), AMCOL International Corporation (the “Company”) reserves the right to amend the Plan; and

WHEREAS, the Company, on behalf of itself and all other adopting employers of the Plan, desires to amend the Plan by changing its name, the committee overseeing Plan administration, and Plan amendment procedures.

NOW, THEREFORE, the Plan is hereby amended, effective as follows:

1.	Effective January 1, 2015, the name of the Plan shall be changed to the “Minerals Technologies Inc. Deferred Compensation Plan – PC&E,” and conforming changes shall be made throughout the Plan.

2.	Effective July 1, 2015, Plan Section 12.2 is deleted in its entirety and is replaced with the following:

“12.2	Amendment. The Company or Minerals Technologies Inc., by action of its respective Board of Directors, may amend the Plan at any time with respect to all Employers. Any Employer may, at any time, amend or modify the Plan in whole or in Part with respect to that Employer. In addition, the Minerals Technologies Inc. General Counsel may amend the Plan for provisions that (i) are required by the Code, ERISA, or other applicable law, (ii) do not materially increase costs of the Plan to the Company or materially change Participants’ benefits under the Plan, or (iii) clarify ambiguous or unclear Plan provisions. Notwithstanding the foregoing, no amendment or modification shall be effective to decrease the value of a Participant’s vested Account Balance in existence at the time the amendment or modification is made.”

3.	Effective January 1, 2015, the first sentence of Plan section 13.1 is deleted in its entirety and is replaced with the following:

“Except as otherwise provided in this Article 13, the Plan shall be administered by a committee consisting of the members of the Savings and Investment Plan Committee of the Minerals Technologies Inc. Savings and Investment Plan (the ‘Committee’).”

IN WITNESS WHEREOF, the undersigned hereby execute this amendment on behalf of the Company and all other adopting employers of the Plan, and this amendment is executed on this 21st day of August, 2015.

AMCOL INTERNATIONAL CORPORATION

By: /s/	Thomas J. Meek
Thomas J. Meek

By: /s/	Douglas T. Dietrich
Douglas T. Dietrich

By: /s/	Jonathan J. Hastings
Jonathan J. Hastings